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                                                           EXHIBIT 10(iii)(A)(3)

                             THIRD AMENDMENT TO THE
                              AMENDED AND RESTATED
                                RIGHTS AGREEMENT

         THIS THIRD AMENDMENT (the "Third Amendment"), dated as of April 1, 2003, is between National Service Industries, Inc., a Delaware corporation (the "Company"), and EquiServe, L.P. (as successor-in-interest to First Chicago Trust Company of New York), as Rights Agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent are parties to an Amended and Restated Rights Agreement dated as of December 17, 1997, as amended on April 30, 1998 and as further amended on January 6, 1999 (the "Rights Agreement").

         WHEREAS, NS ACQUISITION CORP., a Delaware corporation ("Buyer"), and the Company propose to enter into an Agreement and Plan of Merger pursuant to which Buyer will be merged with and into the Company and each share of common stock of the Company will be converted into the right to receive a specified amount of cash.

         WHEREAS, pursuant to Section 28 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable to reflect the foregoing and certain other matters, and the Company and the Rights Agent desire to evidence such amendment in writing.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

         1. Amendment of Section 1. Section 1 of the Rights Agreement is amended by inserting the following as a new paragraph at the end of Section 1:

                  "In addition, notwithstanding anything in this Agreement to the contrary, (i) neither NS Acquisition Corp., a Delaware corporation ("Buyer"), nor any Affiliate or Associate of Buyer, shall be deemed to be an Acquiring Person by virtue of the execution of the Agreement and Plan of Merger, to be entered into as of April 1, 2003, by and between Buyer and the Company, as it may be amended or supplemented from time to time in accordance with its terms (the "Merger Agreement"), or by virtue of any of the transactions contemplated by the Merger Agreement and (ii) no Stock Acquisition Date or Distribution Date or Triggering Event shall be deemed to occur by virtue of the execution of the Merger Agreement or by virtue of any of the transactions contemplated by the Merger Agreement."

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         2.       Amendment of Section 24. Section 24 of the Rights Agreement is
amended by inserting the following as a new paragraph at the end of Section 24:

                  "In addition, notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate and the Rights shall expire at the Effective Time (as defined in the Merger Agreement)."

         3. Effectiveness. This Amendment shall be deemed effective as of April 1, 2003, as if executed on such date. Except as expressly amended hereby, all of the terms and provisions of the Rights Agreement are and shall remain in full force and effect and shall be otherwise unaffected hereby.

         4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         5. Counterparts. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         6. Severability. If any term, provision, covenant or restriction of this Third Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Third Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first above written.


                                         NATIONAL SERVICE INDUSTRIES, INC.


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                                         Name:
                                         Title:




                                         EQUISERVE, L.P.


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                                         Name:
                                         Title:




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